                                                                     EXHIBIT 4.8

                                                                [EXECUTION COPY]

================================================================================

                                   AMENDMENT

                                      to

                            RESTRUCTURING AGREEMENT

                                    between

                   EARLE M. JORGENSEN HOLDING COMPANY, INC.

                                      and

                                     KELSO
                        INVESTMENT ASSOCIATES IV, L.P.


                        _______________________________


                          Dated as of March 24, 1998


                        _______________________________

================================================================================

                               TABLE OF CONTENTS

Section                                                                                  Page
-------                                                                                  ----
1.   Prepayment of Principal and Interest of the Series A Notes, Cancellation of
     the Series A Notes and Issuance of the Notes.......................................    2
     1.1.   Prepayment of Principal and Interest of the Series A Notes..................    2
     1.2.   Cancellation of the Series A Notes and Issuance of the Notes................    2
     1.3.   Closing.....................................................................    2

2.   Conditions to Closing..............................................................    3
     2.1.   Representations and Warranties..............................................    3
     2.2.   Performance; No Default.....................................................    3
     2.3.   Compliance Certificate......................................................    3
     2.4.   Absence of Litigation.......................................................    3
     2.5.   Indenture, Special Term Loan Agreement and Amended and Restated
            Credit Agreement............................................................    3
     2.6.   Proceedings.................................................................    3

3.   Representations and Warranties of Holding..........................................    3
     3.1.   Organization, Standing, Etc.................................................    3
     3.2.   Qualification...............................................................    4
     3.3.   Authorization...............................................................    4
     3.4.   No Violation; Conflicts.....................................................    4
     3.5.   Governmental Consent........................................................    4
     3.6.   Compliance with Margin Regulations..........................................    4

4.   Terms of Notes, Etc................................................................    4
     4.1.   Terms of Notes..............................................................    4

5.   Amendments to the Business and Financial Covenants.................................    5
     5.1.   Corporate Existence, Etc.; Business.........................................    5
     5.2.   Indebtedness................................................................    5
     5.3.   Limitation on Restrictions on Distributions from Subsidiaries...............    6
     5.4.   Liens.......................................................................    6
     5.5.   Asset Dispositions..........................................................    7
     5.6.   Transactions with Affiliates................................................    7
     5.7.   Restriction on Fundamental Changes..........................................    7
     5.8.   Payment of Dividends........................................................    8
     5.9.   Indenture, Special Term Loan Agreement and Amended and Restated
            Credit Agreement............................................................    8
     5.10.  Events of Default...........................................................    8

                                      (i)

6.   Definitions........................................................................    9

7.   Survival of Representations and Warranties.........................................    9

8.   Parties............................................................................    9

9.   Notices, Etc.......................................................................   10

10.  Further Assurances.................................................................   10

11.  Miscellaneous......................................................................   10

12.  Savings Clause.....................................................................   10

13.  Severability.......................................................................   10

                                     (ii)

EXHIBITS
--------

Exhibit A    Form of Holding Note No. R-12

Exhibit B    Form of Holding Note No. R-13

                                     (iii)

                     AMENDMENT TO RESTRUCTURING AGREEMENT
                     ------------------------------------


     THIS AMENDMENT TO RESTRUCTURING AGREEMENT (this "Amendment") is made and entered into as of March 24, 1998, by and between Earle M. Jorgensen Holding Company, Inc., a Delaware corporation ("Holding"), and Kelso Investment Associates IV, L.P., a Delaware limited partnership ("KIA IV").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, Holding is the sole stockholder of Earle M. Jorgensen Company, a Delaware corporation (the "Company");

     WHEREAS, pursuant to that certain Restructuring Agreement dated as of March 3, 1993 (the "Restructuring Agreement") between Holding and KIA IV, KIA IV agreed to acquire from Holding, and Holding agreed to issue to KIA IV, $55,000,000 in aggregate principal amount of Series A Variable Rate Senior Notes (the "Series A Notes") and certain warrants for the purchase of shares of common stock of Holding;

     WHEREAS, pursuant to that certain Indenture dated as of March 24, 1998 (the "Indenture") between the Company and the United States Trust Company of New York, and as set forth in that certain Offering Memorandum of the Company dated March 19, 1998 (the "Offering"), the Company shall issue $105,000,000 in aggregate principal amount of 9.5% Senior Notes due 2005 (the "Senior Notes");

     WHEREAS, concurrent with the closing of the Offering, the Company shall (i)
                                                                              -
enter into the Special Term Loan Agreement (as hereinafter defined) pursuant to which the Company shall borrow $100,000,000, and (ii) enter into the Amended and
                                                  --
Restated Credit Agreement (as hereinafter defined) pursuant to which the Company shall refinance its existing credit facility providing up to $220,000,000 in revolving credit and letter of credit availability;

     WHEREAS, the Company shall use a portion of the net proceeds of the Offering, and borrowings under the Special Term Loan Agreement and the Amended and Restated Credit Agreement, to pay a dividend to Holding in the amount of $45,419,439.60, thereby enabling Holding (i) to make a prepayment of $40,000,000
                                          -
in principal amount of the Series A Notes (which principal amount constitutes interest paid in kind on the Series A Notes), and (ii) to make a payment of
                                                   --
approximately $5,419,439.60 for unpaid interest accrued from January 1, 1998 to the Closing Date (as hereinafter defined) on the Series A Notes;

     WHEREAS, concurrent with Holding's redemption of such Series A Notes and its payment of such accrued and unpaid interest, Holding and KIA IV have agreed to extend the maturity of the remaining Series A Notes to March 20, 2006 and to make such other incidental amendments to the Restructuring Agreement as shall be necessary for the Company to comply with the terms of the Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, covenants, representations and warranties made herein and of the mutual benefits to be derived herefrom, the parties hereto agree as follows:

     1.  Prepayment of Principal and Interest of the Series A Notes,
         -----------------------------------------------------------
Cancellation of the Series A Notes and Issuance of the Notes.
------------------------------------------------------------

         1.1. Prepayment of Principal and Interest of the Series A Notes.
              ----------------------------------------------------------
Subject to the terms and conditions hereof, at the Closing (as hereinafter defined), Holding shall pay to KIA IV the aggregate sum of Forty-Five Million Four Hundred Nineteen Thousand Four Hundred Thirty-Nine Dollars and 60/100 ($45,419,439.60) (the "Prepayment Amount") in immediately available funds, by wire transfer as specified by KIA IV, which Prepayment Amount shall be applied as follows:

              (a) Forty Million Dollars ($40,000,000) shall be applied to prepay, in part, the principal amount of the Series A Notes issued as interest paid in kind on the Series A Notes; and

              (b) Five Million Four Hundred Nineteen Thousand Four Hundred Thirty-Nine Dollars and 60/100 ($5,419,439.60) shall be applied to pay for unpaid interest accrued from January 1, 1998 to the Closing Date on the Series A Notes.

         1.2. Cancellation of the Series A Notes and Issuance of the Notes.
              ------------------------------------------------------------
Subject to the terms and conditions hereof, at the Closing:

         (a) KIA IV shall deliver to Holding all of the then outstanding Series A Notes, free and clear of any Lien, and Holding shall cancel all such Series A Notes;

         (b) Holding shall issue and deliver to KIA IV $55,000,000 in aggregate principal amount of its Series A Notes, substantially in the form of the note attached hereto as Exhibit A ("Holding Note No. R-12"), dated as of
                             ---------
     the Closing Date and registered in the name of KIA IV (or in the name of its nominee); and

         (c) Holding shall issue and deliver to KIA IV $37,181,453.70 in aggregate principal amount of its Series A Notes, substantially in the form of the note attached hereto as Exhibit B ("Holding Note No. R-13"), dated
                                    ---------
     as of the Closing Date and registered in the name of KIA IV (or in the name of its nominee). (Holding Note No. R-12 and Holding Note No. R-13, together with any Secondary Notes (as defined), shall hereinafter be referred to as the "Notes").

         1.3. Closing.  The closing of the transactions described in Section 1
              -------
(the "Closing") shall take place at the offices of Kelso & Company, 320 Park Avenue, 24th Floor,

New York, New York 10022, at 10:00 a.m., Eastern Standard Time, on March 24, 1998 or at such other place, time or date as may be mutually agreed upon by the parties hereto (the "Closing Date").

     2.  Conditions to Closing.  The obligation of KIA IV to consummate the
         ---------------------
transactions contemplated hereby is subject to the fulfillment to its satisfaction, prior to or at the Closing, of the following conditions:

         2.1. Representations and Warranties.  The representations and
              ------------------------------
warranties of Holding contained in this Amendment and those otherwise made in writing by or on behalf of Holding in connection with the transactions contemplated by this Amendment shall be correct on and as of the date hereof and shall be repeated and shall be true and correct on and as of the Closing Date with the same effect as though made on and as of such date.

         2.2. Performance; No Default.  Holding shall have performed and
              -----------------------
complied with all agreements and conditions contained in this Amendment required to be performed or complied with by it prior to or at the Closing and at the time of the Closing no Default shall have occurred and be continuing.

         2.3. Compliance Certificate.  Holding shall have delivered to KIA IV
              ----------------------
an Officers' Certificate, dated as of the Closing Date, certifying that the conditions specified in Sections 2.1 and 2.2 have been fulfilled.

         2.4. Absence of Litigation.  No litigation or proceeding shall exist
              ---------------------
with respect to the Indenture, the Special Term Loan Agreement, the Amended and Restated Credit Agreement or this Amendment or any other agreements, documents or transactions related thereto or hereto, which would in the opinion of KIA IV be reasonably likely to have a material adverse effect on the ability of Holding to perform its obligations under this Amendment or the Notes or on the validity or enforceability of this Amendment or the Notes.

         2.5. Indenture, Special Term Loan Agreement and Amended and Restated
              ---------------------------------------------------------------
Credit Agreement.  KIA IV shall be reasonably satisfied with the terms of the
----------------
Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement. The Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement shall have been duly executed and delivered by all parties thereto and there shall not exist any default or event of default thereunder and all the conditions to lending contained in the Special Term Loan Agreement and the Amended and Restated Credit Agreement shall have been satisfied.

         2.6. Proceedings.  All corporate and other proceedings taken or to be
              -----------
taken in connection with the transactions contemplated hereby and all documents incident thereto shall be satisfactory in form and substance to KIA IV and its counsel, and KIA IV shall have received such other documents relating thereto as KIA IV may reasonably request.

     3.  Representations and Warranties of Holding.  Holding represents and
         -----------------------------------------
warrants to KIA IV as follows:

         3.1. Organization, Standing, Etc.  Holding is a corporation duly
              ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted.

         3.2. Qualification.  Holding is duly qualified and in good standing as
              -------------
a foreign corporation authorized to do business in each jurisdiction (other than the jurisdiction of its incorporation) in which the nature of its activities or the character of the properties it owns or leases makes such qualification necessary.

         3.3. Authorization.  Holding has the corporate power and authority and
              -------------
the legal right to make, deliver and perform its obligations under this Amendment and the Notes and has taken all necessary corporate action to authorize the transactions contemplated hereby and thereby. This Amendment has been, and on or prior to the Closing Date the Notes shall have been, duly authorized, executed and delivered by Holding. This Amendment constitutes, and when executed and delivered the Notes shall constitute, legal, valid and binding obligations of Holding, enforceable against Holding in accordance with their respective terms.

         3.4. No Violation; Conflicts.  The execution and delivery of this
              -----------------------
Amendment and the Notes and the performance by Holding of their respective terms will not (a) violate any law or regulation or any order or decree of any court
          -
or governmental instrumentality applicable to Holding or any of the Subsidiaries; (b) conflict with or constitute a material default under, or give
               -
rise to any right of termination or acceleration under, any material indenture, mortgage, deed of trust or loan agreement, or any other material agreement, lease or other instrument, to which Holding or any of the Subsidiaries is a party or by which any of their property or assets are bound or to which they may be subject; or (c) violate any provision of the Certificate of Incorporation or
                -
By-Laws of Holding or any of the Subsidiaries.

         3.5. Governmental Consent.  No consent, approval or authorization of,
              --------------------
or declaration or filing with, any Governmental Authority on the part of Holding or any of the Subsidiaries is required for the valid execution and delivery of this Amendment, the Notes, the valid offer and issuance of the Notes pursuant to this Amendment or the consummation of the transactions contemplated by this Amendment or the Notes.

         3.6. Compliance with Margin Regulations.  The issuance of the Notes
              ----------------------------------
hereunder and the consummation of the transactions contemplated hereby will not violate or be inconsistent with Regulation G, T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

     4.  Terms of Notes, Etc.
         -------------------

         4.1. Terms of Notes.  The terms of the Notes, including the payments
              --------------
required upon the maturity thereof, the interest rates applicable thereon, and mandatory and optional pre payments with respect thereto, are contained in the form of such Notes set forth in Exhibit A and Exhibit B, respectively.
                                ---------     ---------

     5.    Amendments to the Business and Financial Covenants.  The Business and
           --------------------------------------------------
Financial Covenants of Holding contained in Section 10 of the Restructuring Agreement are amended as follows:

           5.1. Corporate Existence, Etc.; Business.  Section 10.1 of the
                -----------------------------------
Restructuring Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     10.1  Corporate Existence, Etc.; Business.  Holding will at all times
           -----------------------------------
     preserve and keep in full force and effect its corporate existence and rights and franchises deemed material to its business, and those of each of the Subsidiaries, except as otherwise specifically permitted by Section 5.7 (Restriction on Fundamental Changes), Section 1003 of the Indenture (Corporate Existence), Section 7.1.2 of the Special Term Loan Agreement (Corporate Existence) and Section 7.3 of the Amended and Restated Credit Agreement (Corporate Franchises). Holding will not, and will not permit any of the Subsidiaries to, engage in any lines of business other than the businesses in which they are currently engaged and any line of business reasonably related thereto.

           5.2. Indebtedness.  Section 10.2 of the Restructuring Agreement is
                ------------
deleted in its entirety and the following is inserted in lieu thereof:

     10.2  Indebtedness.  Holding will not, and will not permit any of the
           ------------
     Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, or otherwise become or remain liable with respect to any Indebtedness, except:

     (a) Indebtedness of any of the Subsidiaries under the Special Term Loan Agreement and the Amended and Restated Credit Agreement;

     (b)   Indebtedness of the Company represented by the Senior Notes;

     (c) Other Indebtedness of any of the Subsidiaries to the extent permitted under the Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement;

     (d) Indebtedness of Holding under Article 12 of the Amended and Restated Credit Agreement (Guaranty);

     (e)   Indebtedness represented by the Notes; and

     (f) Indebtedness evidenced by promissory notes issued by Holding to pay the purchase price of shares of Capital Stock of Holding held by any employee or former employee stockholders in accordance with the terms of the ESOP or the Stockholders Agreement to the extent such payments are permitted under Section 10.3 of the Restructuring Agreement.

           5.3. Limitation on Restrictions on Distributions from Subsidiaries.
                -------------------------------------------------------------
Section 10.4 of the Restructuring Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     10.4  Limitation on Restrictions on Distributions from Subsidiaries.
           -------------------------------------------------------------
     Holding will not permit any Subsidiary to create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction which by its terms encumbers or restricts the ability of any Subsidiary to (a) pay dividends or make any other distributions on its
                    -
     Capital Stock or pay any Indebtedness or other obligation owed to Holding or any other Subsidiary, (b) make any loans or ad vances to Holding or (c)
                               -                                             -
     transfer any of its property or assets to Holding, except any such encumbrance or restriction:

     (i) in the case of any Subsidiary (other than the Company), to the extent permitted under the terms of Section 1014 of the Indenture (Limitation on Restricted Subsidiary Dividends), Section 7.2.4 of the Special Term Loan Agreement (Payment Restrictions Affecting Restricted Subsidiaries) and
     Section 8.14 of the Amended and Restated Credit Agreement (Limitations on Restrictions Affecting Subsidiaries) and as set forth in Section 8.6 of the Amended and Restated Credit Agreement (Dividends, etc.);

     (ii) in the case of the Company, the restrictions set forth in Section 1009 of the Indenture (Limitation on Restricted Payments), Section 1015 of the Indenture (Limitation on Transactions with Affiliates), as explicitly set forth in Section 7.2 of the Special Term Loan Agreement and as explicitly set forth in Article 8 of the Amended and Restated Credit Agreement; and

     (iii) existing under or by reason of Applicable Law.

           5.4. Liens.  Section 10.5 of the Restructuring Agreement is deleted
                -----
in its entirety and the following is inserted in lieu thereof:

     10.5  Liens.  Holding will not, and will not permit any of the Subsidiaries
           -----
     to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods and accounts receivable) of Holding or any of the Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom or rights in respect thereof, except:

     (a) in the case of any Subsidiary, to the extent permitted under the terms of Section 1011 of the Indenture (Limitation on Liens), Section 7.2.2 of the Special Term Loan Agreement (Liens) and Section 8.2 of the Amended and Restated Credit Agreement (Liens, etc.); and

     (b) in the case of Holding, any Lien for Taxes, the payment of which is not at the time required by Section 10.6 (Payment of Taxes) of the Restructuring Agreement.

           5.5. Asset Dispositions.  Section 10.7 of the Restructuring Agreement
                ------------------
is deleted in its entirety and the following is inserted in lieu thereof:

     10.7  Asset Dispositions.  Holding will not, and will not permit any of the
           ------------------
     Subsidiaries to, sell, transfer, lease, convey or otherwise dispose of any assets, except as otherwise permitted under this Amendment and, in the case of any Sub sidiary, as permitted under the terms of the Indenture, the Special Term Loan Agreement or the Amended and Restated Credit Agreement.

           5.6. Transactions with Affiliates.  Section 10.8 of the Restructuring
                ----------------------------
Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     10.8  Transactions with Affiliates.  Holding will not, and will not permit
           ----------------------------
     any of the Subsidiaries to, directly or indirectly, enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of Holding or any of the Subsidiaries, unless (a) such transaction is not otherwise
                                      -
     prohibited by this Amendment, (b) such transaction is in the ordinary
                                    -
     course of business and (c) the Board of Directors of Holding determines
                             -
     that such transaction is on fair and reasonable terms no less favorable to Holding or any Subsidiary, as the case may be, than those terms which might be obtained at the time in a comparable arm's-length transaction with a Person who is not an Affiliate or, if such transaction is not one which by its nature could be obtained from such other Person, is on fair and reasonable terms and was negotiated in good faith on an arm's-length basis, provided that this Section 10.8 shall not restrict (i) Restricted Payments
     --------                                            -
     permitted by Sections 10.3(a) and 10.3(c), (ii) payments pursuant to the
                                                 --
     terms of any Contractual Obligations in effect on the Closing Date (which Contractual Obligations shall not be subsequently amended without the prior written consent of KIA IV); or (iii) in the case of any Subsidiary, the
                                     ---
     transactions and payment of the fees and expenses permitted or required to be paid under this Amendment, the Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement.

           5.7. Restriction on Fundamental Changes.  Section 10.10 of the
                ----------------------------------
Restructuring Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     10.10 Restriction on Fundamental Changes.  Holding will not, and will not
           ----------------------------------
     permit any of the Subsidiaries to, enter into any merger, consolidation, reorgani zation or recapitalization, reclassify its Capital Stock, liquidate, wind up or dissolve or sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its or their business or assets, whether now owned or hereafter acquired, except, in the case of any Subsidiary, as specifically permitted under the Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement and so long as no Default or Event of Default shall exist after giving effect to such merger, consolidation or sale.

           5.8.  Payment of Dividends.  Section 10.11 of the Restructuring
                 --------------------
Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     10.11 Payment of Dividends.   Holding will cause the Company and each
           --------------------
     other Subsidiary to declare, make and pay dividends or other distributions on account of their respective Capital Stock in the maximum amount permitted under the Indenture, the Special Term Loan Agreement and the Amended and Restated Credit Agreement, provided that any such dividend is
                                            --------
     not violation of the corporation law of the jurisdictions in which the Company and each such other Subsidiary were organized; and provided,
                                                                --------
     further, that in the case of any foreign Subsidiary, Holding may elect not
     -------
     to cause such foreign Subsidiary to pay a dividend if, in the good faith judgment of Holding and such foreign Subsidiary, the payment of such dividend would have adverse tax consequences to the Company and each other Subsidiary, taken as a whole.

           5.9.  Indenture, Special Term Loan Agreement and Amended and Restated
                 ---------------------------------------------------------------
Credit Agreement.  Section 10.12 of the Restructuring Agreement is deleted in
----------------
its entirety and the following is inserted in lieu thereof:

     10.12 Indenture, Special Term Loan Agreement and Amended and Restated
           ---------------------------------------------------------------
     Credit Agreement.  Without the prior written consent of KIA IV, Holding
     ----------------
     will not, and will not permit the Company to, amend, restate, supplement or otherwise modify the terms and provisions of the Indenture, the Special Term Loan Agreement or the Amended and Restated Credit Agreement in effect as of the Closing Date, including, without limitation, the terms and provisions of Sections 1009 and 1015 of the Indenture, Sections 7.2.3 and
     7.2.8 of the Special Term Loan Agreement and Sections 8.6 and 8.7 of the Amended and Restated Credit Agreement (Dividends, etc.; and Transactions with Affiliates), whether in connection with a restructuring or refinancing of the indebtedness of the Company thereunder or otherwise, so as to further restrict the ability of the Company or any other Subsidiary to declare, make or pay dividends or other distributions on their respective Capital Stock.

           5.10. Events of Default.   Section 11.1(k) of the Restructuring
                 -----------------
Agreement is deleted in its entirety and the following is inserted in lieu thereof:

     (k) any default shall have occurred under the Indenture, the Special Term Loan Agreement or the Amended and Restated Credit Agreement and such default shall continue for more than the grace period, if any, specified therein and shall not have been waived pursuant thereto.

     6.   Definitions.  The definitions contained in Section 12 of the
          -----------
Restructuring Agreement are supplemented and amended as follows:

     "AMENDED AND RESTATED CREDIT AGREEMENT" refers to The Amended and Restated Credit Agreement, dated as of March 3, 1993, and amended and restated as of March 24, 1998, among Holding, the Company, various financial institutions specified therein, and BT Commercial Corporation, as agent, and all security agreements and ancillary agreements referred to therein, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time, including any amendment extending the maturity of or effecting a refinancing or restructuring of the indebtedness of the Company thereunder.

     "AMENDMENT" refers to this Amendment to Restructuring Agreement, together with all exhibits hereto, as amended from time to time.

     "INDENTURE" refers to the Indenture, dated as of March 24, 1998, between the Company and the United States Trust Company of New York, as specified in the third recital to this Amendment.

     "NOTES" refers to Holding Note No. R-12, Holding Note No. R-13 and the Secondary Notes, as specified in Section 1.2(c).

     "SPECIAL TERM LOAN AGREEMENT" refers to the Term Loan Agreement, dated as of March 24, 1998, among the Company, DLJ Capital Funding, Inc., as syndication agent, and Fleet National Bank, as administrative agent, and the lenders party thereto, and all security agreements and ancillary agreements referred to therein, in each case as such agreements may be amended, restated, supplemented or otherwise modified from time to time.

     7.  Survival of Representations and Warranties.  All representations and
         ------------------------------------------
warranties contained in this Amendment or made in writing by or on behalf of Holding in connection with the transactions contemplated by this Amendment shall survive the execution and delivery of this Amendment, any investigation at any time made by KIA IV or on KIA IV's behalf, the issuance of the Notes to KIA IV under this Amendment and any disposition or payment of the Notes. All statements contained in any certificate or other instrument delivered by or on behalf of Holding pursuant to this Amendment or in connection with the transactions contemplated by this Amendment shall be deemed representations and warranties of Holding under this Amendment.

     8.  Parties.  This Amendment shall inure to the benefit of and be binding
         -------
upon the parties hereto, each subsequent holder of a Note and each of their respective successors and assigns. Nothing expressed or mentioned in this Amendment is intended or shall be construed to give any Person, other than the parties hereto, each subsequent holder of a Note and their re spective successors and assigns, any legal or equitable right, remedy or claim under or in respect of this Amendment or any provisions herein contained. This Amendment and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto, any subsequent holder of a Note and each of their respective successors and assigns, and for the benefit of no other Person.

     9.  Notices, Etc.  Except as otherwise provided in this Amendment and the
         ------------
Restructuring Agreement, notices and other communications under this Amendment and the Restructuring Agreement shall be in writing and shall be delivered by hand, or mailed certified or registered mail with postage prepaid, or faxed, addressed, (a) if to Holding, c/o Earle M. Jorgensen Company, 3050 East Birch
            -
Street, Brea, California 92621, fax number: (714) 577-3765 to the attention of Mr. Charles P. Gallopo, Vice President and Chief Financial Officer, or at such other address or to the attention of such other officer as Holding shall have furnished to KIA IV in writing or (b) if to KIA IV, c/o Kelso & Company, Inc.,
                                   -
320 Park Avenue, 24th Floor, New York, New York 10022, fax number: (212) 223-2379 to the attention of Mr. Matelich with a copy to Richard D. Bohm, Esq., Debevoise & Plimpton, 875 Third Avenue, New York, New York 10022, fax number:
(212) 909-6836 or at such other address, or to the attention of such other officer, as KIA IV shall have furnished to Holding in writing or (c) if to any
                                                                  -
other holder of any Note, at such address or such fax number as such other holder shall have furnished to Holding in writing, or, until any such other holder so furnishes to Holding an address or fax number, then to and at the address of the last holder of such Note who has furnished an address to Holding. Any notice so addressed shall be deemed to be given three Business Days after being mailed by certified or registered mail or on the next Business Day after being faxed.

     10. Further Assurances.  At any time or from time to time upon the request
         ------------------
of KIA IV, Holding shall execute and deliver, and shall cause the Subsidiaries to execute and deliver, such further documents and do such other acts as KIA IV may reasonably request in order to effect fully the purpose of this Amendment and the Notes and to provide for payment with respect to the Notes in accordance with the terms of this Amendment and the Notes.

     11. Miscellaneous.  This Amendment shall be binding upon and inure to the
         -------------
benefit of and be enforceable by the respective successors and assigns of the parties hereto, whether so expressed or not, and, in particular, shall inure to the benefit of and be enforceable by any holder or holders at the time of the Notes or any part thereof. This Amendment and the Notes shall be construed and enforced in accordance with and governed by the law of the State of New York without regard to the conflicts of law rules of such state. The headings in this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof. Except as otherwise indicated, references to any "Section" mean a "Section" of this Amendment. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     12. Savings Clause.  Except as amended herein, each provision of the
         --------------
Restructuring Agreement and the Stock Pledge Agreement and the Warrants shall continue valid, binding and in full force and effect and the Notes shall be entitled to the full benefit and protection of the Stock Pledge Agreement.

     13. Severability.  If any provision of this Amendment shall be held
         ------------
invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Amendment shall remain in full force and effect. Any provisions of this Amendment held invalid or unenforceable only in part or degree shall remain in full force and effect to the extent not held invalid or unenforceable.

     IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed as of the date first above written.

                         EARLE M. JORGENSEN HOLDING COMPANY, INC., a Delaware corporation

                         By:   /s/ Charles P. Gallopo
                               -------------------------------------------------
                         Name: Charles P. Gallopo
                         Its:  Vice President and Chief Financial Officer


                         KELSO INVESTMENT ASSOCIATES IV, L.P.,
                         a Delaware limited partnership

                         By:    Kelso Partners IV, L.P., a Delaware limited
                                partnership
                         Its:   General Partner

                                By:   /s/ George E. Matelich
                                      ------------------------------------------
                                Name: George E. Matelich
                                      ------------------------------------------
                                Its:  General Partner

                                   Exhibit A
                                   ---------

                         Form of Holding Note No. R-12

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER HEREOF) MAY BE MADE ONLY IN COMPLIANCE WITH THE TERMS OF THE RESTRUCTURING AGREEMENT, DATED AS OF MARCH 3, 1993, AND AMENDED AS OF MARCH 24, 1998, REFERRED TO BELOW AND ONLY IF MADE EITHER (A)
                                                                         -
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B)
                                                                             -
PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT.

No. R-12                                                          New York, N.Y.
$55,000,000                                                       March 24, 1998


                   Earle M. Jorgensen Holding Company, Inc.
                            SERIES A VARIABLE RATE
                                  SENIOR NOTE

          FOR VALUE RECEIVED, the undersigned, Earle M. Jorgensen Holding Company, Inc., a Delaware corporation ("Holding"), promises to pay to Kelso Investment Associates IV, L.P., a Delaware limited partnership, or registered assigns (the "Holder"), the principal sum of $55,000,000 on March 20, 2006 or such earlier date as the principal may become due and payable pursuant to the terms hereof (whether at stated maturity or at a date fixed for prepayment or upon acceleration or otherwise), with interest (computed on the basis of the actual number of days elapsed over a year of 360 days) accruing from the date hereof at a rate per annum reset on January 1 and July 1 of each year (each an "Interest Payment Date"), equal to the greater of (a) 18% and (b) the lesser of
                                                   -           -
(i) the prime rate (as publicly announced by Morgan Guaranty Trust Company of
 -
New York in New York City as its prime rate) as of the immediately preceding Interest Payment Date, plus 8% and (ii) 20% (together with interest on any
                                    --
overdue principal, including any overdue prepayment of principal, at the rate described below) on the unpaid balance of such principal amount, payable in arrears semiannually on each Interest Payment Date, commencing July 1, 1998.

     Notwithstanding the foregoing, if and to the extent that on any Interest Payment Date the aggregate interest payments due under the Notes (as defined below) then outstanding exceeds the Excess Cash Flow (as defined below) of Holding for the preceding six-month period, Holding shall apply all such Excess Cash Flow to the payment of interest due under the Notes and, in lieu of payment in cash of such excess interest, issue an additional note (a "Secondary Note") in an aggregate principal amount equal to the amount of such excess interest, and interest shall accrue thereon from the date of issuance. Each of the other terms of such Secondary Note shall be identical to the terms of this Note. Each issuance of Secondary Notes in lieu of payment of interest in cash shall be made pro rata with respect to all of the Notes then outstanding.
--- ----

     Holding shall pay interest on any amount of principal which is not paid when due, whether at stated maturity or at a date fixed for prepayment or upon acceleration or otherwise, from the date on which such amount is due until such amount is paid in full, at the rate borne by this Note plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful, on demand.

     This Note is one of Holding's Series A Variable Rate Senior Notes (the "Notes") originally issued in an aggregate principal amount of $55,000,000 pursuant to a Restructuring Agreement, dated as of March 3, 1993, and amended as of March 24, 1998, between Holding and Kelso Investment Associates IV, L.P., as from time to time amended (the "Agreement"). The holder of this Note is entitled to the benefits of the Agreement. In addition, the holder of this Note is entitled to the following benefits:

Mandatory Prepayment
--------------------

     Holding shall apply all of the Net Cash Proceeds (as defined below) from any Capital Markets Transaction (as defined below) to prepay the principal amount of the Notes (in whole or in part, pro rata, in relation to the aggregate
                                          --- ----
outstanding principal amount of all of the Notes), on the date on which such Net Cash Proceeds are received by Holding (the "Mandatory Prepayment Date"). In addition, Holding is obligated to pay on the Mandatory Prepayment Date interest accrued on the principal amount of the Notes being so prepaid to the date so paid.

     In addition, if upon any Interest Payment Date, the Excess Cash Flow of Holding for the preceding six-month period exceeds the unpaid and accrued interest on the Notes as of such Interest Payment Date, then upon such Interest Payment Date, Holding shall apply such excess first to prepay the principal amount of any Secondary Notes then outstanding (in whole or in part, pro rata,
                                                                     --- ----
in relation to the aggregate outstanding principal amount of all of such Secondary Notes) and, then, after all such Secondary Notes have been prepaid in full, to prepay the principal amount of all other Notes then outstanding (in whole or in part, pro rata, in relation to the aggregate outstanding principal
                  --- ----
amount of all such Notes), in any case, together with all interest accrued on the principal amount of the Notes being so prepaid to the date so paid.

     "Excess Cash Flow" means, for any period for which such amount is being determined, the aggregate amount of cash received by Holding from the Company or any Subsidiary during such period, pursuant to a dividend, distribution or otherwise, together with any cash proceeds from any non-cash dividends and distributions received by Holding from the Company or any Subsidiary, minus, for
                                                                      -----
such period, the sum of (A) all Taxes paid by Holding pursuant to the Tax
                         -
Sharing Agreement to be entered into by Holding, the Company and one or more other Subsidiaries, on or before the Closing Date, (B) all compensation paid to
                                                    -
employees of Holding pursuant to the Management Agreement to be entered into by Holding and the Company on or before the Closing Date, and (C) to the extent not
                                                            -
included in (A) or (B) above, all Restricted Payments made pursuant to any of clauses (a) through (c) of section 10.3 of the Agreement.

     "Net Cash Proceeds" means any cash or cash equivalent payments received by Holding from any Capital Markets Transaction, less any underwriting discount or private placement fee.

     "Capital Markets Transaction" means any sale by Holding of its debt securities or equity securities (including preferred stock) or any rights, warrants or options to purchase any such securities, whether by a public offering or a private placement of any such securities.

     Any capitalized term used herein without definition shall have the meaning specified in the Agreement.

Optional Prepayment
-------------------

     Holding may at any time, at its option upon notice as provided below, prepay the Notes (in whole or in part, pro rata, in relation to the aggregate
                                       --- ----
outstanding principal amount of all of the Notes), on the date specified in such notice (each such date being referred to herein as an "Optional Prepayment Date"), at the principal amount of the Notes so prepaid plus interest thereon accrued to the Optional Prepayment Date.

Notice of Optional Prepayment
-----------------------------

     Holding shall give each holder of a Note written notice of any Optional Prepayment Date not less than three Business Days and not more than 30 days prior to such Optional Prepayment Date. Such notice shall specify the aggregate principal amount of the Notes to be prepaid and the principal amount of each Note held by such holder to be prepaid.

Maturity; Surrender, Etc.
-------------------------

     In the case of each prepayment, whether mandatory or optional, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued and unpaid to such date. From and after such date, unless Holding shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to Holding and canceled and shall not be reissued.

Payment on Business Days
------------------------

     If any payment to be made hereunder or under any Note is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or his attorney duly authorized in writing. References in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by Holding as provided in the Agreement, and Holding may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and Holding shall not be affected by any notice to the contrary.

     Except as provided in sections 9.2, 9.4 and 14 of the Agreement, no subsidiary of Holding shall have any liability for any obligation of Holding under the Agreement or any Note, or any claim based on, in respect of or by reason of any such obligation. Each holder of this Note by accepting this Note hereby waives and releases any such claim, including any claim that the assets or obligations of Holding, either generally or under the Agreement or any Note, should be substantively consolidated with the assets or obligations of any of the subsidiaries of Holding and such waiver and release are partial consideration for the issuance of this Note.

     This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of law rules of such state.

     IN WITNESS WHEREOF, Earle M. Jorgensen Holding Company, Inc. has caused this Note to be duly executed as of the date first above written.


                         EARLE M. JORGENSEN HOLDING COMPANY, INC.



                         By:    /s/ Charles P. Gallopo
                            -----------------------------------------------
                         Name:  Charles P. Gallopo
                         Title: Vice President and Chief Financial Officer

                                   Exhibit B
                                   ---------

                         Form of Holding Note No. R-13

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). ANY SALE, HYPOTHECATION, TRANSFER OR OTHER DISPOSITION OF THIS NOTE (OTHER THAN TO THE ISSUER HEREOF) MAY BE MADE ONLY IN COMPLIANCE WITH THE TERMS OF THE RESTRUCTURING AGREEMENT, DATED AS OF MARCH 3, 1993, AND AMENDED AS OF MARCH 24, 1998, REFERRED TO BELOW AND ONLY IF MADE EITHER (A)
                                                                         -
PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR (B)
                                                                             -
PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES
ACT.

No. R-13                                                          New York, N.Y.
$37,181,453.70                                                    March 24, 1998


                   Earle M. Jorgensen Holding Company, Inc.
                            SERIES A VARIABLE RATE
                                  SENIOR NOTE

          FOR VALUE RECEIVED, the undersigned, Earle M. Jorgensen Holding Company, Inc., a Delaware corporation ("Holding"), promises to pay to Kelso Investment Associates IV, L.P., a Delaware limited partnership, or registered assigns (the "Holder"), the principal sum of $37,181,453.70 on March 20, 2006 or such earlier date as the principal may become due and payable pursuant to the terms hereof (whether at stated maturity or at a date fixed for prepayment or upon acceleration or otherwise), with interest (computed on the basis of the actual number of days elapsed over a year of 360 days) accruing from the date hereof at a rate per annum reset on January 1 and July 1 of each year (each an "Interest Payment Date"), equal to the greater of (a) 18% and (b) the lesser of
                                                   -           -
(i) the prime rate (as publicly announced by Morgan Guaranty Trust Company of
 -
New York in New York City as its prime rate) as of the immediately preceding Interest Payment Date, plus 8% and (ii) 20% (together with interest on any
                                    --
overdue principal, including any overdue prepayment of principal, at the rate described below) on the unpaid balance of such principal amount, payable in arrears semiannually on each Interest Payment Date, commencing July 1, 1998.

     Notwithstanding the foregoing, if and to the extent that on any Interest Payment Date the aggregate interest payments due under the Notes (as defined below) then outstanding exceeds the Excess Cash Flow (as defined below) of Holding for the preceding six-month period, Holding shall apply all such Excess Cash Flow to the payment of interest due under the Notes and, in lieu of payment in cash of such excess interest, issue an additional note (a "Secondary Note") in an aggregate principal amount equal to the amount of such excess interest, and interest shall accrue thereon from the date of issuance. Each of the other terms of such Secondary Note shall be identical to the terms of this Note. Each issuance of Secondary Notes in lieu of payment of interest in cash shall be made pro rata with respect to all of the Notes then outstanding.
--- ----

     Holding shall pay interest on any amount of principal which is not paid when due, whether at stated maturity or at a date fixed for prepayment or upon acceleration or otherwise, from the date on which such amount is due until such amount is paid in full, at the rate borne by this Note plus 2% per annum, and it shall pay interest on overdue installments of interest at the same rate, to the extent lawful, on demand.

     This Note is one of Holding's Series A Variable Rate Senior Notes (the "Notes") originally issued in an aggregate principal amount of $55,000,000 pursuant to a Restructuring Agreement, dated as of March 3, 1993, and amended as of March 24, 1998, between Holding and Kelso Investment Associates IV, L.P., as from time to time amended (the "Agreement"). The holder of this Note is entitled to the benefits of the Agreement. In addition, the holder of this Note is entitled to the following benefits:

Mandatory Prepayment
--------------------

     Holding shall apply all of the Net Cash Proceeds (as defined below) from any Capital Markets Transaction (as defined below) to prepay the principal amount of the Notes (in whole or in part, pro rata, in relation to the aggregate
                                          --- ----
outstanding principal amount of all of the Notes), on the date on which such Net Cash Proceeds are received by Holding (the "Mandatory Prepayment Date"). In addition, Holding is obligated to pay on the Mandatory Prepayment Date interest accrued on the principal amount of the Notes being so prepaid to the date so paid.

     In addition, if upon any Interest Payment Date, the Excess Cash Flow of Holding for the preceding six-month period exceeds the unpaid and accrued interest on the Notes as of such Interest Payment Date, then upon such Interest Payment Date, Holding shall apply such excess first to prepay the principal amount of any Secondary Notes then outstanding (in whole or in part, pro rata,
                                                                     --- ----
in relation to the aggregate outstanding principal amount of all of such Secondary Notes) and, then, after all such Secondary Notes have been prepaid in full, to prepay the principal amount of all other Notes then outstanding (in whole or in part, pro rata, in relation to the aggregate outstanding principal
                  --- ----
amount of all such Notes), in any case, together with all interest accrued on the principal amount of the Notes being so prepaid to the date so paid.

     "Excess Cash Flow" means, for any period for which such amount is being determined, the aggregate amount of cash received by Holding from the Company or any Subsidiary during such period, pursuant to a dividend, distribution or otherwise, together with any cash proceeds from any non-cash dividends and distributions received by Holding from the Company or any Subsidiary, minus, for
                                                                      -----
such period, the sum of (A) all Taxes paid by Holding pursuant to the Tax
                         -
Sharing Agreement to be entered into by Holding, the Company and one or more other Subsidiaries, on or before the Closing Date, (B) all compensation paid to
                                                    -
employees of Holding pursuant to the Management Agreement to be entered into by Holding and the Company on or before the Closing Date, and (C) to the extent not
                                                            -
included in (A) or (B) above, all Restricted Payments made pursuant to any of clauses (a) through (c) of section 10.3 of the Agreement.

     "Net Cash Proceeds" means any cash or cash equivalent payments received by Holding from any Capital Markets Transaction, less any underwriting discount or private placement fee.

     "Capital Markets Transaction" means any sale by Holding of its debt securities or equity securities (including preferred stock) or any rights, warrants or options to purchase any such securities, whether by a public offering or a private placement of any such securities.

     Any capitalized term used herein without definition shall have the meaning specified in the Agreement.

Optional Prepayment
-------------------

     Holding may at any time, at its option upon notice as provided below, prepay the Notes (in whole or in part, pro rata, in relation to the aggregate
                                       --- ----
outstanding principal amount of all of the Notes), on the date specified in such notice (each such date being referred to herein as an "Optional Prepayment Date"), at the principal amount of the Notes so prepaid plus interest thereon accrued to the Optional Prepayment Date.

Notice of Optional Prepayment
-----------------------------

     Holding shall give each holder of a Note written notice of any Optional Prepayment Date not less than three Business Days and not more than 30 days prior to such Optional Prepayment Date. Such notice shall specify the aggregate principal amount of the Notes to be prepaid and the principal amount of each Note held by such holder to be prepaid.

Maturity; Surrender, Etc.
-------------------------

     In the case of each prepayment, whether mandatory or optional, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued and unpaid to such date. From and after such date, unless Holding shall fail to pay such principal amount when so due and payable, together with the interest, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to Holding and canceled and shall not be reissued.

Payment on Business Days
------------------------

     If any payment to be made hereunder or under any Note is due on a day other than a Business Day, such payment will be made on the next succeeding Business Day and such extension of time shall be included in computing interest in connection with such payment.

     This Note is a registered Note and is transferable only upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the holder hereof or his attorney duly authorized in writing. References in this Note to a "holder" shall mean the person in whose name this Note is at the time registered on the register kept by Holding as provided in the Agreement, and Holding may treat such person as the owner of this Note for the purpose of receiving payment and for all other purposes, and Holding shall not be affected by any notice to the contrary.

     Except as provided in sections 9.2, 9.4 and 14 of the Agreement, no subsidiary of Holding shall have any liability for any obligation of Holding under the Agreement or any Note, or any claim based on, in respect of or by reason of any such obligation. Each holder of this Note by accepting this Note hereby waives and releases any such claim, including any claim that the assets or obligations of Holding, either generally or under the Agreement or any Note, should be substantively consolidated with the assets or obligations of any of the subsidiaries of Holding and such waiver and release are partial consideration for the issuance of this Note.

     This Note shall be construed in accordance with and governed by the laws of the State of New York without regard to the conflict of law rules of such state.

     IN WITNESS WHEREOF, Earle M. Jorgensen Holding Company, Inc. has caused this Note to be duly executed as of the date first above written.


                         EARLE M. JORGENSEN HOLDING COMPANY, INC.



                         By:    /s/ Charles P. Gallopo
                            ----------------------------------------------
                         Name:  Charles P. Gallopo
                         Title: Vice President and Chief Financial Officer